Exhibit 99.1

GlobalOptions Group Signs $10 Million, Five-Year Contract with York Insurance Services Group
GlobalOptions Will Serve As Insurance Fraud Consultant

NEW YORK--GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced that its Fraud & SIU Services division has signed a five-year contract with York Insurance Services Group with a potential revenue value of up to $10 million. GlobalOptions Fraud & SIU unit will serve as a preferred provider of investigative services for York ISG and will perform SIU and surveillance services to assist in exposing potential insurance fraud.

“We have selected GlobalOptions because of its combined reach in terms of national coverage and regional offices and because of its state-of-the-art case management system, the GlobalTrak program,” said Thomas MacArthur, Chairman, Chief Executive Officer and President of York Insurance Services Group. “We’re confident they will help us provide the best claims fraud prevention and detection for our clients.”

“We are excited and pleased to have the opportunity to use our tools and expertise to provide the services that will help York minimize the impact of fraud on its client base,” said Halsey Fischer, President, GlobalOptions Fraud & SIU. “This contract is a vote of confidence for our capabilities.”

About York Insurance Services Group

York Insurance Services Group, Inc. has its corporate headquarters in Parsippany, NJ. Since the 1960’s, York’s affiliates have served as Third Party Administrators and independent adjusters providing claims data and risk related services to insurance carriers, self insured, public entities, brokers and other intermediaries. Our claims services include Property & Casualty, Workers’ Compensation, Transportation & Logistics, Environmental, Construction and Inland & Ocean Marine.

About GlobalOptions Group, Inc.

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies. Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company’s business strategy.

Certain of these risks and uncertainties are described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Public Relations:
Lippert/Heilshorn & Associates
Dolores Naney, 212-201-6635
dnaney@lhai.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Jody Burfening, 212-838-3777
jburfening@lhai.com